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                                                                    Exhibit 24.1

                              WELLS FARGO & COMPANY

                                Power of Attorney
                           of Director and/or Officer


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of WELLS FARGO & COMPANY, a Delaware corporation, does hereby make, constitute and appoint PAUL HAZEN, RICHARD M. KOVACEVICH, LES BILLER, RODNEY L. JACOBS, STANLEY S. STROUP, AND LAUREL A. HOLSCHUH, and each or any one of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of said Company to a Registration Statement on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of up to 5,500,000 shares of Common Stock of the Company and any preferred stock purchase rights associated with such shares, adjusted for any change in the number of outstanding shares of Common Stock resulting from stock splits, reverse stock splits, or stock dividends occurring after the date hereof, which may be issued in connection with the acquisition by the Company of Michigan Financial Corporation and its subsidiaries, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 27th day of July, 1999.


/s/ Les S. Biller                           /s/ Richard D. McCormick
/s/ J. A. Blanchard III                     /s/ Cynthia H. Milligan
/s/ Michael R. Bowlin                       /s/ Benjamin F. Montoya
/s/ Edward M. Carson                        /s/ Philip J. Quigley
/s/ David A. Christensen                    /s/ Donald B. Rice
/s/ William S. Davila                       /s/ Ian M. Rolland
/s/ Susan E. Engel                          /s/ Judith M. Runstad
/s/ Paul Hazen                              /s/ Susan G. Swenson
/s/ William A. Hodder                       /s/ Daniel M. Tellep
                                            /s/ Chang-Lin Tien
/s/ Reatha Clark King                       /s/ Michael W. Wright
/s/ Richard M. Kovacevich                   /s/ John A. Young